Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-183481 and No. 333-193715) on Form S-3 and (No. 333-140152) on Form S-8 of Martin Midstream Partners L.P. and subsidiaries of our report dated March 28, 2014 relating to the consolidated financial statements of Cardinal Gas Storage Partners LLC, which appears in the December 31, 2013 annual report on Form 10-K/A of Martin Midstream Partners L.P.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 28, 2014